Exhibit 10.3
Form of Notice of Grant — Restricted Stock Units

Participant Ticker
Ticker	Name	Participant ID

Grant Detail
Plan	Grant ID	Plan Type	Grant Code	Grant Date	Grant Price	Grant Status

Shares Granted	Shares Exercised	Shares Cancelled	Shares Outstanding	Pending Sale	Shares Available	Expiration Date

Future Vesting as of XX/XX/XX			Vesting Periods as of Grant Issuance
Vest Schedule			Vest Schedule
Vest Date	Shares Vesting	Expiration Date	Vest Date	Shares Vesting	Expiration Date